Exhibit 10.5d

FOURTH AMENDMENT

WEYCO GROUP, INC. PENSION PLAN

RELATED TO THE TERMINATION OF THE WEYCO GROUP, INC. PENSION PLAN

WHEREAS, Weyco Group, Inc. (the “Company”) sponsors the Weyco Group, Inc. Pension Plan, as amended and restated effective January 1, 2016, consisting of Parts A, B, and C, and subsequently amended by the First Amendment dated September 15, 2016, the Second Amendment dated November 15, 2016, and an Amendment dated October 18, 2021 (the “Plan”), for the benefit of its eligible employees;

WHEREAS, all benefit accruals under the Plan were previously frozen effective by December 31, 2016;

WHEREAS, the Company desires to terminate the Plan effective as of August 31, 2026, pursuant to Article IV of Part A of the Plan and applicable law, including the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code” or “Internal Revenue Code”);

WHEREAS, the Company, through Unanimous Written Consent of the Board of Directors of the Company duly adopted on June 22, 2026, authorized the Vice President and Chief Financial Officer of the Company to take formal action to amend and terminate the Plan effective as of August 31, 2026; and

WHEREAS, except as otherwise provided in this Fourth Amendment, terms defined in the Plan will have the same meaning in this Fourth Amendment.

NOW THEREFORE, effective as of August 31, 2026, unless otherwise set forth herein, the Plan is hereby amended as follows:

1.	Article I of Part A of the Plan is hereby amended by adding a new Section 1.08A to read as follows:

1.08A “Termination Date” means August 31, 2026.

2.	The Plan is hereby amended by adding a new Section 3.08 to Article III of Part A to read as follows:

3.08Limitation on Actions.

Any claim or action filed by or on behalf of an Employee, former Employee, participant, spouse, beneficiary, alternate payee, or other person claiming benefits under the Plan for the alleged wrongful denial of Plan benefits or for the alleged interference with ERISA-protected rights must be brought within twelve (12) months of the date the claimant’s cause of action first accrues. For purposes of this Section 3.08, a cause of action with respect to an Employee’s Accrued Pension under the Plan shall be deemed to accrue when the Employee has received the calculation of the benefits that are the subject of the claim or legal action, except that in the case of such an action in state or federal court, the Employee must also have reached the earlier of: (i) his annuity starting date, or (ii) a date identified to the Employee by the Plan Administrator on which payments shall commence. For purposes of this Section 3.08, a cause of action with respect to the alleged interference with ERISA-protected rights shall be deemed to accrue when the claimant has actual or constructive knowledge of the acts that are alleged to interfere with ERISA-protected rights. Failure to bring any such claim or cause of action within this twelve (12) month time frame shall preclude the claimant, or any representative of the claimant, from filing the claim or cause of action. Correspondence or other communications following the mandatory appeals process described in Section 3.07 shall have no effect on this twelve (12) month time frame. Any legal action must be brought in the United States District Court for the Eastern District of Wisconsin.

3.	The Plan is hereby amended by deleting Section 4.03 of Part A in its entirety and replacing it with the following:
4.03	Distribution of Assets.
(a)

Upon termination of the Plan, all interests of each Employee, beneficiary or other successors in interest affected by the termination of the Plan in his benefits, as applicable and determinate as of the Termination Date, shall become 100 percent vested and nonforfeitable, to the extent funded and/or guaranteed by the Pension Benefit Guaranty Corporation (“PBGC”). Notwithstanding the foregoing, any Employee who terminated with the Company or an Affiliated Employer at a time when he had no vested Accrued Pension under the Plan shall be deemed to have received a complete distribution of his entire vested Accrued Pension on the date of such termination of employment and such Employee shall not become vested in any Accrued Pension as a result of this Section 4.03.

(b)

Notwithstanding any contrary Plan provision, in the case of a former Employee who: (i) terminated employment with the Company or Affiliated Employer; (ii) had a zero (0) vested interest in his Accrued Pension at the time of such termination from employment; and (iii) is re-employed by the Company or Affiliated Employer on or after the Termination Date, such former Employee shall not earn any additional vesting service under the Plan.

(c)

In the case of termination of the Plan, the rights of an Employee to his early retirement benefits or retirement-type subsidies or any optional forms of benefit protected under Section 411(d)(6) of the Internal Revenue Code as of the Termination Date, to the extent then funded or protected by law, if greater, shall be nonforfeitable.

(d)

In the event of Plan termination, unless the Company will pay liquidation expenses, an amount estimated to be sufficient for that purpose shall be set aside, and the remaining portion of the Trust Fund held for the purposes of this Plan shall be used to provide for the payment of pensions in the following order of precedence:

(i)

To provide for payment of benefits to Employees or their beneficiaries which were in pay status as of the beginning of the three year period ending on the termination or complete discontinuance of contributions date (or which would have been in pay status as of such date if the Employee has elected to retire as of the earliest date on which he was eligible to retire and receive a pension) based upon the provisions of the Plan (as in effect during the five year period ending on the termination or complete discontinuance of contributions date) under which such pension benefit would be the least;

(ii)	To provide for the payment of benefits to Employees or their beneficiaries in excess of amounts covered in (i) above, to the extent such benefits are guaranteed by the PBGC;
(iii)

To provide for the payment of benefits to Employees who are entitled to or eligible for a Deferred Vested Pension (not including within the meaning thereof those benefits which are nonforfeitable solely as a result of the termination of the Plan) in excess of the amounts covered under (i) and (ii) above; and

(iv)

To provide for the payment of all benefits to all other Employees according to the respective actuarial values of their Accrued Pensions as of the termination or complete discontinuance of contributions date.

It is the express intention of the Plan that the foregoing allocation of assets upon termination be accomplished in accordance with the provisions of Section 4044 of ERISA, and the provisions of such Act shall be controlling in the event of any conflict or inconsistency of the above with such provisions of such Act.

4.	The Plan is hereby amended by deleting Section 4.04 of Part A in its entirety and replacing it with the following:
4.04	Manner of Distribution.

Notwithstanding any contrary Plan provision, the following additional provisions shall apply effective as of the Termination Date.

(a)

Time of Distribution on Plan Termination. After the Termination Date, the Committee shall determine the date(s) as of which distributions on account of the Plan termination shall occur (“Distribution Date”). The Committee shall have the authority to delay distributions until approval of Plan termination is received by the Internal Revenue Service and/or the PBGC.

(b)

Form of Payment and Election Procedure Upon Plan Termination. Except as otherwise provided in this Section 4.04, the various payment form provisions and the election procedures contained in the Plan shall apply with respect to the distributions made on account of the Plan termination, except that all benefit election forms provided by the Committee to individuals who are not in pay status as of the Distribution Date shall be provided at least thirty (30) days before such Distribution Date and must be properly completed by such individuals and returned to the Committee before the last day of the election period established by the Committee (which shall be at least thirty (30) days after the date such forms are so provided).

Notwithstanding the preceding paragraph, the distribution of benefits may commence less than thirty (30) days after benefit election forms are provided, provided that: (i) the Employee elects to waive the requirement that the written explanation be given at least thirty (30) days prior to the annuity starting date; (ii) the Employee has been provided with information that clearly indicates that the Employee has at least thirty (30) days to consider whether to waive the joint and survivor annuities and elect (with spousal consent) a form of distribution other than one of the joint and survivor annuities; (iii) the Employee is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the written explanation is provided to the Employee; (iv) the Annuity Starting Date is a date after the date that the written explanation was provided to the Employee; and (v) distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins after such written explanation is provided.

In the absence of a valid and complete election made under this Section 4.04 within the election period, the individual shall be deemed to have elected to defer payment commencement until a later date, and the individual’s benefits will commence in accordance with the terms of a nontransferable and irrevocable deferred annuity contract purchased from an insurance company.

(c)

Plan Termination Lump Sum Window Payment Option. Notwithstanding any contrary Plan provision, this Section 4.04(c) provides certain Eligible Individuals (as defined in Section 4.04(c)(i)) with the right to elect during the Election Window (as described in Section 4.04(c)(ii)) to receive their benefit in the form of a single-sum payment. The Committee may establish distribution rules and procedures for the Election Window which shall be applied in a consistent and nondiscriminatory manner.

(i)	Eligibility. This Plan Termination Lump Sum Payment Window shall be available to the following:
(A)	Active Employees;

(B)

An Employee who has separated from service from the Company or an Affiliated Employer who has a nonforfeitable right to an Accrued Pension under the Plan and who has not yet attained his required commencement date (the later of his Normal Retirement Date or date of separation from service) as of the first day of the Election Window period, or who will attain his required commencement date on or after July 1, 2026 but before December 31, 2026 under the provisions of the Plan applicable to such Eligible Individuals;

(C)

Surviving spouses or other beneficiaries of Employees (who died prior to commencing their Accrued Pension) who have not yet attained their required commencement date (the later of the Employee’s Normal Retirement Date or the Employee’s date of death), who are entitled to receive a death benefit under the Plan and who have not yet commenced such death benefit as of the first day of the Election Window; and

(D)

Subject to Section 4.04(c)(i)(E), alternate payees who have been assigned a separate interest under a domestic relations order which has been approved as a qualified domestic relations order under Section 414(p) of the Internal Revenue Code prior to the Annuity Starting Date for the Election Window, but only if the terms of the qualified domestic relations order do not conflict with such participation in the Election Window;

without regard to whether such individual is otherwise eligible to commence distribution of his benefit as of the beginning of the Election Window period and whose benefit under the Plan has not commenced prior to the start of the Election Window (collectively, “Eligible Individuals”).

Notwithstanding the foregoing, the following individuals shall not be Eligible Individuals for purposes of the Election Window:

(E)

An Employee and his associated spouse or other individual (alternate payee) who are parties under a domestic relations order (“DRO”) which is in restricted (i.e., “DRO pending”) status in accordance with the Plan’s qualified domestic relations order procedures at any time prior to the Annuity Starting Date for the Election Window.

(ii)

Election Window. An Eligible Individual may elect, during the Election Window period established by the Committee, in accordance with procedures prescribed by the Committee and subject to the procedural and spousal consent requirements set forth in the Plan, to receive: (1) a deferred annuity paid through a nontransferable and irrevocable group annuity contract purchased from an insurance company to provide for payment of the benefit payable to such Eligible Individual under the terms of the Plan in any of the annuity forms of payment available under the Plan as applicable to the Eligible Individual and in effect on the day prior to the Termination Date; (2) an immediately payable annuity paid through a nontransferable and irrevocable group annuity contract purchased from an insurance company to provide for payment of the benefit payable to such Eligible Individual under the Plan in any of the forms of payment available under the normal terms of the Plan that would be applicable to such Eligible Individual at Normal Retirement Date; or (3) a single-sum payment determined under this Section 4.04(c)(ii), as applicable, payable as soon as reasonably practicable on or after the Annuity Starting Date (as defined in Section 4.04(c)(ii)(A)).

The Committee may, in its sole discretion and in accordance with uniform and nondiscriminatory procedures, administratively extend the date by which the benefit election paperwork must be returned in the event of extenuating circumstances that arise during the Election Window period.

(A)

Annuity Starting Date. The Annuity Starting Date with respect to the single-sum payment and corresponding immediate annuity forms of payment shall be the date(s) selected by the Committee in its sole discretion and communicated to Eligible Individuals. Notwithstanding any contrary Plan provision, any Eligible Individual who does not elect to participate in the Election Window will not be deemed to have had an Annuity Starting Date under the Plan in connection with the Election Window.

(B)

Revocation. An Eligible Individual may revoke, in accordance with procedures prescribed by the Committee, an election under this Section 4.04(c) (including an election to take the single-sum payment) at any time before the Annuity Starting Date and may elect a different form of payment at any time before the Annuity Starting Date, but may not elect (or again elect) the single-sum payment after the last day of the Election Window.

(iii)	Calculation of Amount.
(A)	If an Eligible Individual as described in Section 4.04(c)(i)(A) or (B) has satisfied the age and service requirements for early retirement as of his Annuity Starting Date, the single-sum payment shall be equal to the present value (based on actuarial equivalence set forth in Section 417(e) of the Internal Revenue Code and set forth in the Plan) as of the Annuity Starting Date of the Employee’s Accrued Benefit commencing as an immediate single life annuity. Notwithstanding the foregoing, if the Annuity Starting Date is earlier than the Participant’s Normal Retirement Date, the single sum payment shall not be less than the present value (based on actuarial equivalence set forth in Section 417(e) of the Internal Revenue Code and set forth in the Plan) as of the Annuity Starting Date of the Employee’s Accrued Benefit commencing as an immediate annuity on his Normal Retirement Date. In addition, the benefit payable as immediate annuities for such Eligible Individual shall be calculated pursuant to the normal terms of the Plan.

(B)

If the Eligible Individual as described in Section 4.04(c)(i)(A) or (B) does not qualify under Section 4.04(c)(iii)(A), the single-sum payment shall be the present value (based on actuarial equivalence set forth in Section 417(e) of the Internal Revenue Code and as set forth in the Plan) as of the Annuity Starting Date of the Eligible Individual’s Accrued Benefit commencing as an immediate single life annuity on his Normal Retirement Date. In addition, the benefit payable as immediate annuities for such Eligible Individual shall be determined based on the actuarial equivalence of a single life annuity payable at Normal Retirement Date and based on the actuarial factors set forth in this Section 4.04(c)(iii)(B).

(C)

If the Eligible Individual is a surviving spouse or other beneficiary as described in Section 4.04(c)(i)(C), the single-sum payment shall be equal to the present value (based on actuarial equivalence set forth in Section 417(e) of the Internal Revenue Code and as set forth in the Plan) as of the Annuity Starting Date of the death benefit that would have been payable as an immediate single life annuity as of the Annuity Starting Date for the Election Window. If the Plan would not have permitted a distribution as of the Annuity Starting Date, the single life annuity available as of the Annuity Starting Date will be calculated to be actuarially equivalent of the single life annuity payable as of the earliest retirement date using the actuarial equivalence factor under Section 417(e) of the Internal Revenue Code.

(d)

Annuity Contract. Any nontransferable and irrevocable group annuity contract purchased from an insurance company, pursuant to the provisions of this Section 4.04(d), shall provide for all benefits and payment forms under the Plan, to the extent required by law. In addition, in order to commence payment under a deferred annuity contract, the Employee is required to terminate employment with the Company and all Affiliated Employers.

(e)

Small Lump Sums. Notwithstanding any contrary Plan provision, if the present value of a benefit payable under the Plan to any Employee, beneficiary, participant, spouse, or an alternate payee is determined on the Annuity Starting

Date to be less than or equal to seven thousand dollars ($7,000), the benefit shall be payable in a lump sum cash payment. The lump sum cash payment shall be forwarded to the PBGC’s missing participant program pursuant to PBGC Regulation Section 4050.106 unless the Employee, beneficiary, participant, spouse, or alternate payee, as applicable, timely elects to have such distribution paid directly to an eligible retirement plan in a direct rollover or paid in a single-sum payment. This Section 4.04(e) shall only apply to distributions made on the Annuity Starting Date (as defined in Section 4.04(c)(ii)(A)).

(f)

Uncashed Lump Sum Distribution Checks. Any individual whose Plan benefit upon Plan termination is distributed in the form of a single-sum payment through a check must negotiate such check within 180 days of the check issuance date. If such check is not negotiated (cashed or deposited) within such 180-day time period, such check shall be deemed to be invalid and the single-sum payment shall be forwarded to the PBGC’s missing participant program pursuant to PBGC Regulation Section 4050.106.

5.	The Plan is hereby amended by deleting Section 4.05 of Part A in its entirety and replacing it with the following:
4.05	Residual Amounts.

Upon termination of the Plan, and notwithstanding any other provision of the Plan, the Company shall receive such amount, if any, as may remain after the satisfaction of all benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under the Plan. Notwithstanding the foregoing, the Company may either increase Employees’ benefits in a nondiscriminatory manner or establish a new plan or utilize an existing plan as a qualified replacement plan pursuant to Section 4980 of the Internal Revenue Code, in order to eliminate or mitigate the assessment of any excise tax under Section 4980 of the Internal Revenue Code. Notwithstanding any other provision herein to the contrary, no Employee or beneficiary (or person claiming through him) shall have any recourse towards satisfaction of his benefit or any other Plan benefit from other than the assets of the Plan (or the PBGC).

6.	The Plan is hereby amended by adding a new Section 4.08 to Article IV of Part A to read as follows:

4.08Dissolution of the Trust.

Upon the Termination Date, the Committee, in its sole discretion, shall instruct the Trustee to continue to manage and administer the assets of the Trust Fund for the benefit of the Employees and their beneficiaries pursuant to the terms and provisions of the Trust until all assets have been distributed for the benefit of the Employees and their beneficiaries in accordance with law. The Committee shall determine the share of the assets and the basis of the actuarial valuation of the assets in an order determined by the Committee and in keeping with PBGC regulations and other guidance. If assets are insufficient to pay all benefits, the Committee shall determine the method of proration, as provided by law. Within the expense limitations set forth in the Plan, the Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan. Any residual assets of the Plan remaining after distribution as aforesaid shall be distributed to the Company or used as permitted in Section 4.05; provided, that all liabilities of the Plan to Employees and their beneficiaries have been satisfied, and the distribution does not contravene any provision of law.

7.	The Plan is hereby amended by deleting Section 10.01 of Part A in its entirety and replacing it with the following:

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distribute in a direct rollover, provided the portion is equal to at least $500.

8.	The Plan is hereby amended by deleting Section 10.03 of Part A in its entirety and replacing it with the following:

10.03 $1,000 Rule. If the recipient shall fail to make a direct rollover election with respect to a distribution which is an eligible rollover distribution and if the amount of that distribution is in excess of one thousand dollars ($1,000), then the Plan Administrator shall cause the recipient’s distribution to be rolled to an individual retirement account selected by the Plan Administrator. (Of course, once such distribution is made, the recipient may elect to receive a distribution from that individual retirement account or to roll the assets of that individual retirement account to some other individual retirement account or employer sponsored retirement plan authorized under the Code to accept rollovers.) The rules of this Section 10.03 are effective after December 31, 2001 or such later date as established under applicable regulations (which later date was March 28, 2005) and prior to August 31, 2026.

9.	The Plan is hereby amended by deleting Section 3.04(a) of Part B in its entirety and replacing it with the following:
(a)

A married Employee shall receive his benefit as a Joint and Survivor Pension unless he elects in writing, during the applicable election period (which shall be the ninety (90) day (180 days after 2006) period ending on his Annuity Starting Date or such other period as may be required by applicable governmental regulations) to receive his benefit as a Basic Pension or in one of the optional forms available under paragraph (b) below and his spouse consents to his election (if required to do so by the applicable IRS Regulations) in a manner acknowledging the effect of such election, in a writing witnessed by a plan representative or notary public (unless the Employee can establish to the satisfaction of the Plan Administrator that consent cannot be obtained because the Employee’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations). Such election of an alternative form of payment will not be valid unless (1) the election designates a form of payment (and beneficiary) which may not be changed without spousal consent, if required by the applicable IRS Regulations, or (2) the consent of the spouse permits further designations as to the form of payment (and beneficiary) by the Employee without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights. An Employee who is unmarried on his benefit commencement date shall receive his benefit as a Basic Pension or in one of the optional forms available under paragraph (b) below. An election made before the applicable election period shall be invalid. Notwithstanding the foregoing, spousal consent is only required for an optional form of payment if the optional form of payment is not a qualified joint and survivor annuity as provided in the applicable IRS Regulations, including IRS Regulation Section 1.401(a)-20, Q&A-16.

10.	The Plan is hereby amended by deleting the first paragraph of Section 3.04(b) of Part B in its entirety and replacing it with the following:
(b)

An Employee may elect to receive an optional form of benefit in lieu of the Joint and Survivor Pension or Basic Pension which would otherwise be paid to him. Any elections made by a married Employee must be consented to by the Employee’s spouse (if required by the IRS Regulations) in a writing witnesses by a plan representative or notary public as described in paragraph (a) above. Notwithstanding the foregoing, spousal consent is only required for an optional form of payment if the optional form of payment is not a qualified joint and survivor annuity as provided in the applicable IRS Regulations, including IRS Regulation Section 1.401(a)-20, Q&A-16. Such optional form shall be the Actuarial Equivalent of the Employee’s Basic Pension as defined in Section 1.02. Age for Employee and beneficiary shall be rounded to the nearest whole age. Optional forms of payments available are:

11.	The Plan is hereby amended by deleting the first paragraph of Section 3.04(d) of Part B in its entirety and replacing it with the following:
(e)

An Employee may revoke any election and make a new election under this Section in writing during the applicable election period. The new election must be consented to by the spouse (if required by the applicable IRS Regulations) in the same manner as described above (unless the Employee can establish to the satisfaction of the Plan Administrator that consent cannot be obtained because the Employee’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations), unless the prior consent of the spouse expressly permits elections by the Employee of a new form of consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit and that spouse voluntarily elects to relinquish both of such rights. Notwithstanding the foregoing, spousal consent is only required for an optional form of payment if the optional form of payment is not a qualified joint and survivor annuity as provided in the applicable IRS Regulations, including IRS Regulation Section 1.401(a)-20, Q&A-16.

12.	The Plan is hereby amended by deleting the first sentence of Section 3.04(e) of Part B in its entirety and replacing it with the following:
(e)

This paragraph (e) shall be applicable only prior to February 27, 2027, in the circumstance where either due to short notice provided by an Employee or administrative oversight, the requirements of paragraph (c) above are not met for the Employee’s intended Annuity Starting Date.

13.	The Plan is hereby amended by adding a new sentence to the beginning of Section 3.07 of Part B to read as follows:

3.07Re-employment.

This Section 3.07 is only effective prior to August 31, 2026.

14.	The Plan is hereby amended by deleting the first sentence of Section 8.03 of Part B in its entirety and replacing it with the following:

8.03Small Amounts.

The Actuarial Equivalent lump sum value of an Employee’s Pension under Section 3.01, 3.02 or 4.01, whichever is applicable, shall be paid to the Employee as soon as administratively practicable following his termination of employment in lieu of the monthly Pension otherwise payable under the Plan if on the date of distribution such Actuarial Equivalent lump sum value is less than three thousand five hundred dollars ($3,500) (five thousand dollars ($5,000) after 1997, except that such amount shall be increased to seven thousand dollars ($7,000) for distributions on the Annuity Starting Date (as defined in Section 4.04(c) of Part A of the Plan)).

15.	The Plan is hereby amended by deleting Section 2.03(a) of Part C in its entirety and replacing it with the following:
2.03	Method of Payment – Joint and Survivor Pension
(a)

A married Employee who has been married throughout the one-year period ending on his benefit commencement date shall receive his benefit as a Joint and Survivor Pension unless he elects in writing, during the applicable election period, which shall be the ninety day (180 days after 2006) period ending on his benefit commencement date or such other period as may be required by applicable government regulations, to receive his benefit as a Basic Pension or, after 2007, an Optional Joint and Survivor Pension and his spouse consents to his election (if required by the applicable IRS Regulations), in a manner acknowledging the effect of such election, in a writing witnessed by a plan representative or notary public (unless the Employee can establish to the satisfaction of the Plan Administrator that consent cannot be obtained because the Employee’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations or spousal consent is not required by the applicable IRS Regulations). Such election of an alternative form of payment will not be valid unless (1) the election designates a form of payment (and beneficiary) which may not be changed without spouse consent or (2) the consent of the spouse permits further designations as to the form of payment (and beneficiary) by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid unless the general consent acknowledges that the spouse has the right to limit consent to a specific beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights.

Effective August 31, 2026, an Employee who is married (prior to August 31, 2026, within one year before his benefit commencement date, and has been married to that spouse for at least one year on his date of death) shall be deemed to have been married throughout the one-year period ending on his benefit commencement date. Effective prior to August 31, 2026, an Employee who is married within one year before his benefit commencement date, and has been married for less than one year on his benefit commencement date shall receive his benefit as a Basic Pension until the first anniversary of his marriage, at which time his benefit shall be converted to a Joint and Survivor Pension, unless he elects in writing during the applicable election period specified above to receive his benefit as a Basic Pension or, after 2007, an Optional Joint and Survivor Pension and his spouse consents to his election, in a manner acknowledging the effect of such election, in a writing, witnessed by a plan representative or notary public (or the Employee can establish to the satisfaction of the Plan Administrator that consent cannot be obtained because the Employee’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations). Such election of an alternative form of payment will not be valid unless (1) the election designates a form of payment (and beneficiary) which may not be changed without spousal consent or (2) the consent of the spouse permits further designations as to the form of payment (and beneficiary) by the Participant without any requirement of further consent of the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to a specific beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights. An Employee who is unmarried on his benefit commencement date shall receive his benefit as a Basic Pension. Any election made prior to the applicable election period shall be invalid. Notwithstanding the foregoing, spousal consent is only required for an optional form of payment if the optional form of payment is not a qualified joint and survivor annuity as provided in the applicable IRS Regulations, including IRS Regulation Section 1.401(a)-20, Q&A-16.

16.	The Plan is hereby amended by deleting Section 2.03(c) of Part C in its entirety and replacing it with the following:
(c)

An Employee may revoke any election and make a new election with his spouse’s consent at any time during the applicable election period as specified above. The new election must be consented to by the spouse in the same manner as described above (unless the Employee can establish to the satisfaction of the Plan Administrator that consent cannot be obtained because the Employee’s spouse cannot be located or such other circumstances as may be provided by applicable government regulations or spousal consent is not required by the applicable IRS Regulations), unless the prior consent of the spouse expressly permits election of the Basic Pension by the Employee without additional consent by the spouse; provided, however, that no general consent of the spouse is valid, unless the general consent acknowledges that the spouse has the right to limit consent to the specific beneficiary and a specific optional form of benefit and that the spouse voluntarily elects to relinquish both of such rights. Notwithstanding the foregoing, spousal consent is only required for an optional form of payment if the optional form of payment is not a qualified joint and survivor annuity as provided in the applicable IRS Regulations, including IRS Regulation Section 1.401(a)-20, Q&A-16.

17.	The Plan is hereby amended by deleting the first sentence of Section 2.03(e) of Part C in its entirety and replacing it with the following:
(e)

This paragraph (e) shall be applicable only prior to February 27, 2027, in the circumstance where either due to short notice provided by an Employee or administrative oversight, the requirements of paragraph (c) above are not met for the Employee’s intended Annuity Starting Date.

18.	The Plan is hereby amended by adding a new sentence to the beginning of Section 2.04 of Part C to read as follows:
2.04	Re-employment.

This Section 2.04 is only effective prior to August 31, 2026.

19.	The Plan is hereby amended by deleting the first paragraph of Section 5.01(b) of Part C in its entirety and replacing it with the following:
(b)

The monthly amount of the benefit under this Section 5.01 payable to the surviving spouse shall be an amount equal to what such spouse would have received under the survivor portion of the Joint and Survivor Pension which would have been payable to the Employee or former Employee if he had commenced to receive a Joint and Survivor Pension on the date payments commence under whichever is applicable of Section 2.01, 2.02 or 4.01 under paragraph (c) below (based on his Credited Service through, and effective prior to August 31, 2026 the Benefit Rate in effect on, his date of death or earlier termination of employment) and died on that date, effective prior to August 31, 2026 reduced by the Reduction Factor specified below in order to take into account the cost of the Spouse’s Benefit for each year the Spouse’s Benefit was in effect, and died on the day after such date.

20.	The Plan is hereby amended by deleting Section 5.01(d) of Part C in its entirety and replacing it with the following:
(d)

Prior to August 31, 2026, upon the Employee’s benefit commencement date under Section 2.03, his benefit will be reduced by the Reduction Factor described in paragraph (b) in order to take into account the cost of the Spouse’s Benefit for each year it was in effect. An Employee may waive the Spouse’s Benefit as provided in paragraph (f) below; however, his benefit upon retirement will still be reduced to cover the cost of the Spouse’s Benefit for the period during which it was not waived.

21.	The Plan is hereby amended by deleting the first sentence of Section 8.02 of Part C in its entirety and replacing it with the following:

The Actuarial Equivalent lump sum value of an Employee’s Pension under Section 2.01, 2.02 or 4.01, whichever is applicable, shall be paid to the Employee as soon as administratively practicable following his termination of employment in lieu of the monthly Pension otherwise payable under the Plan if on the date of distribution such Actuarial Equivalent lump sum value is less than three thousand five hundred dollars ($3,500) (five thousand dollars ($5,000) after 1997, except that such amount shall be increased to seven thousand dollars ($7,000) for distributions on the Annuity Starting Date (as defined in Section 4.04(c) of Part A of the Plan)).

Dated this 31 day of August, 2026.

/s/ Judy Anderson
Judy Anderson
Vice President and Chief Financial Officer